Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Record Net Income of $13.5 Million for the Second Quarter of 2019

Second Quarter 2019 Highlights

•                  Net income of $13.5 million, or $0.85 per diluted share

•                  Adjusted net income (non-GAAP) of $14.1 million, or $0.88 per diluted share

•                  Annualized loan and lease growth of 11.7% for the quarter and 9.5% year-to-date

•                  Annualized deposit growth of 12.2% for the quarter and 17.4% year-to-date

•                  Record noninterest income of $17.1 million for the quarter and $29.1 million year-to-date

•                  NIM and NIM (TEY)(non-GAAP) stabilized at 3.25% and 3.40%, respectively

•                  Nonperforming assets down $3.2 million, or 12.2% from the prior quarter

Moline, IL, July 23, 2019 — QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced net income of $13.5 million and diluted earnings per share (“EPS”) of $0.85 for the second quarter of 2019, compared to net income of $12.9 million and diluted EPS of $0.81 for the first quarter of 2019. The second quarter results included $0.6 million of post-acquisition compensation, transition and integration costs (after-tax), compared to $0.1 million of similar costs in the first quarter of 2019. Excluding these expenses, the Company reported adjusted net income (non-GAAP) of $14.1 million and adjusted diluted EPS of $0.88 for the second quarter of 2019, compared to adjusted net income (non-GAAP) of $13.0 million and adjusted diluted EPS of $0.82 for the first quarter of 2019. For the second quarter of 2018, net income and diluted EPS were $10.4 million and $0.73, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS were $10.9 million and $0.77, respectively.

	For the Quarter Ended
	June 30,	Mar. 31,	June 30,
$ in millions (except per share data)	2019	2019	2018
Net Income	$13.5	$12.9	$10.4
Diluted EPS	$0.85	$0.81	$0.73
Adjusted Net Income (non-GAAP)(1)	$14.1	$13.0	$10.9
Adjusted Diluted EPS (non-GAAP)(1)	$0.88	$0.82	$0.77

(1)  See GAAP to non-GAAP reconciliations.

“We are very pleased with our results for the second quarter,” commented Larry J. Helling, Chief Executive Officer. “We posted a record quarter of net income, driven by strong loan and deposit growth, record fee income, excellent credit quality and careful management of noninterest expenses. We successfully deployed our increase in core deposits during the quarter with solid loan and lease production, while maintaining disciplined underwriting. The higher average loan balances, combined with a stable net interest margin, enabled us to generate an increase in net interest income from the prior quarter.”

Annualized Loan and Lease Growth of 11.7%

During the second quarter of 2019, the Company’s total assets increased $128.2 million to a total of $5.2 billion, while total loans and leases grew $111.1 million, or 2.9%, compared to the first quarter of 2019. Loan and lease growth was funded by an increase in core deposits. Core deposits (excluding brokered deposits) increased $159.7 million, or 4.1% on a linked quarter basis. At quarter-end, the percentage of wholesale funds to total assets was 10.0%, an improvement from 11.9% in the first quarter. Additionally, at quarter-end the percentage of gross loans and leases to total assets remained consistent on a linked quarter basis at 75%.

“Our solid loan growth for the quarter was driven by strength in commercial and industrial and commercial real estate construction loans,” added Mr. Helling. “Production was driven by both our core commercial lending business, as well as our Specialty Finance Group. We also experienced another quarter of a more normalized level of payoffs, which were up modestly from the first quarter, but relatively flat with the second quarter of 2018. Our loan and lease pipeline remains solid, giving us confidence that we are on track to achieve organic loan growth of between 8% and 10% for the full year.”

Net Interest Income of $38.0 million

Net interest income for the second quarter of 2019 totaled $38.0 million, compared to $36.9 million for the first quarter of 2019 and $32.1 million for the second quarter of 2018. The increase was due to growth in average interest earning assets of $85.5 million, or 1.9% on a linked quarter basis, as reported net interest margin remained stable. Acquisition-related net accretion totaled $1.1 million (pre-tax) for the second quarter of 2019, consistent with the first quarter of 2019 and was $0.5 million for the second quarter of 2018. Adjusted net interest income (non-GAAP) was $38.7 million for the second quarter of 2019, compared to $37.6 million for the first quarter of 2019 and $33.0 million for the second quarter of 2018.

In the second quarter, reported net interest margin was 3.25% and, on a tax-equivalent yield basis, net interest margin was 3.40%. Both measures remained stable relative to the first quarter of 2019. Net interest margin, excluding acquisition-related net accretion was 3.31%, also consistent with the first quarter. The stability in adjusted net interest margin during the quarter was due to the 4 basis point increase in the yield on interest earning assets, offset by a 4 basis point increase in the total cost of funds (due to both mix and rate).

	For the Quarter Ended
	June 30,	Mar. 31,
	2019	2019
NIM	3.25%	3.25%
NIM (TEY)(non-GAAP)(1)	3.40%	3.40%
Adjusted NIM (TEY)(non-GAAP)(1)	3.31%	3.31%

(1) See GAAP to non-GAAP reconciliations.

“While competition for new deposits remained strong and deposit costs increased slightly during the quarter, our ability to gather core deposits and significantly reduce our wholesale funding enabled us to limit the increase in our cost of funds to only 4 basis points,” stated Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer. “Excluding the impact of acquisition-related accretion, our adjusted loan yields on a tax-equivalent basis also increased by 4 basis points, which resulted in a stable net interest margin for the second quarter.”

Record Noninterest Income of $17.1 million

Noninterest income for the second quarter of 2019 totaled $17.1 million, compared to $12.0 million for the first quarter of 2019. The increase was primarily due to a $4.7 million increase in swap fee income. Wealth management revenue was $4.2 million for the quarter, comparable to the first quarter of 2019. Noninterest income increased 91.5% when compared to the second quarter of 2018.

“Continued strong production from our Specialty Finance Group led to a record $7.9 million in swap fee income during the quarter. Swap fee income and gains on the sale of government guaranteed loans totaled $11.2 million for the first six months of 2019, already putting us near the high end of our full-year target of $8 to $12 million,” added Mr. Gipple.

Noninterest Expenses of $36.6 million

Noninterest expense for the second quarter of 2019 totaled $36.6 million, compared to $32.4 million and $26.4 million for the first quarter of 2019 and second quarter of 2018, respectively. The linked quarter increase was due to a number of factors, including a $0.9 million increase in net costs of operations of other real estate, as the Company reduced the carrying value of an OREO property by $1.0 million. There was also an additional $2.5 million of bonus and commission expense in the quarter, driven by the strong financial results and higher than anticipated swap fee income. Excluding post-acquisition expenses, higher incentive compensation and the OREO write-down, noninterest expense would have totaled $32.4 million.

Asset Quality Improvement

Nonperforming assets (“NPAs”) totaled $23.2 million, a decrease of $3.2 million from the first quarter of 2019. The lower NPAs resulted in the ratio of NPAs to total assets improving to 0.45% at June 30, 2019, compared to 0.52% at March 31, 2019 and 0.65% at June 30, 2018.

The Company’s provision for loan and lease losses totaled $1.9 million for the second quarter of 2019, which was down from $2.1 million from the prior quarter and down from $2.4 million in the second quarter of 2018. The linked quarter decrease in the provision for loan and lease losses was primarily due to improved credit quality.  As of June 30, 2019, the Company’s allowance to total loans and leases was 1.05%, which was down from 1.08% at March 31, 2019 and down from 1.21% at June 30, 2018.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through past acquisitions were recorded at market value; therefore, there was no allowance associated with the acquired loans at the acquisition date. Management continues to evaluate the allowance needed on the acquired loans factoring in the net remaining discount ($9.3 million at June 30, 2019).

Strong Capital Levels

As of June 30, 2019, the Company’s total risk-based capital ratio was 12.18%, the common equity Tier 1 ratio was 9.04%, and the tangible common equity to tangible assets ratio was 8.05%. By comparison, these respective ratios were 12.26%, 9.02% and 7.92% as of March 31, 2019.

Continued Focus on Seven Key Initiatives

The Company continues to focus on the following long-term initiatives in an effort to improve profitability and drive increased shareholder value:

•                  Strong organic loan and lease growth in order to maintain loans and leases to total assets ratio in the range of 73% - 78%

•                  Grow core deposits to maintain reliance on wholesale funding at less than 15% of assets

•                  Generate gains on sale of government guaranteed loans, and fee income on interest rate swaps, as a significant and consistent component of core revenue

•                  Grow wealth management net income by 10% annually

•                  Carefully manage noninterest expense growth

•                  Maintain asset quality metrics at better than peer levels

•                  Participate as an acquirer in the consolidation taking place in our industry to further boost return on average assets, improve efficiency ratio, and increase EPS

Conference Call Details

The Company will host an earnings call/webcast tomorrow, July 24, 2019, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be  available for digital replay through August 8, 2019. The replay access information is toll-free: 877-344-7529 (international 412-317-0088); access code: 10133166. A webcast of the teleconference can be accessed at the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, Springfield and Rockford communities through its wholly owned subsidiary banks which provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Rockford Bank & Trust Company, based in Rockford, Illinois, commenced operations in 2005. Quad City Bank & Trust Company also provides correspondent banking services. In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. In July 2018, the Company completed a merger with Springfield Bancshares, Inc., the holding company of Springfield First Community Bank of Springfield, Missouri. With this addition of Springfield First Community Bank, the Company has 27 locations in Illinois, Iowa, Wisconsin and Missouri. As of June 30, 2019, the Company had approximately $5.2 billion in assets, $3.9 billion in loans and $4.3 billion in deposits. For additional information, please visit our website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” “annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies (including the impact of tariffs, a U.S. withdrawal from or significant renegotiation of trade agreements, trade wars and other changes in trade regulations); (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple

President

Chief Operating Officer

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

Christopher J. Lindell

Executive Vice President

Corporate Communications

(319) 743-7006

clindell@qcrh.com

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
	(dollars in thousands)
CONDENSED BALANCE SHEET

Cash and due from banks	$87,919	$76,527	$85,523	$73,407	$69,069
Federal funds sold and interest-bearing deposits	205,497	216,032	159,596	129,660	51,667
Securities	643,803	655,749	662,969	650,745	657,997
Net loans/leases	3,869,415	3,758,268	3,692,907	3,610,309	3,077,247
Intangibles	16,089	16,918	17,450	16,137	8,470
Goodwill	77,748	77,872	77,832	73,618	28,091
Other assets	294,381	265,296	253,433	238,856	214,342
Total assets	$5,194,852	$5,066,662	$4,949,710	$4,792,732	$4,106,883

Total deposits	$4,322,510	$4,194,220	$3,977,031	$3,788,277	$3,298,276
Total borrowings	230,953	282,994	404,968	483,635	380,392
Other liabilities	137,089	101,041	94,573	63,433	58,627
Total stockholders’ equity	504,300	488,407	473,138	457,387	369,588
Total liabilities and stockholders’ equity	$5,194,852	$5,066,662	$4,949,710	$4,792,732	$4,106,883

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans	$1,548,657	$1,479,247	$1,429,410	$1,380,543	$1,273,000
Commercial real estate loans	1,837,473	1,790,845	1,766,111	1,727,326	1,349,319
Direct financing leases	101,180	108,543	117,969	126,752	133,197
Residential real estate loans	293,479	288,502	290,759	309,288	257,434
Installment and other consumer loans	120,947	123,087	119,381	100,191	92,952
Deferred loan/lease origination costs, net of fees	8,783	9,208	9,124	9,286	8,890
Total loans/leases	$3,910,519	$3,799,432	$3,732,754	$3,653,386	$3,114,792
Less allowance for estimated losses on loans/leases	41,104	41,164	39,847	43,077	37,545
Net loans/leases	$3,869,415	$3,758,268	$3,692,907	$3,610,309	$3,077,247

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$35,762	$35,843	$36,411	$36,492	$35,667
Municipal securities	440,853	450,376	459,409	453,275	458,510
Residential mortgage-backed and related securities	159,228	161,692	159,249	155,733	158,534
Other securities	7,960	7,838	7,900	5,245	5,286
Total securities	$643,803	$655,749	$662,969	$650,745	$657,997

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$795,951	$821,599	$791,101	$802,090	$746,822
Interest-bearing demand deposits	2,505,956	2,334,474	2,204,206	2,094,814	1,865,382
Time deposits	733,135	719,286	704,903	615,323	519,999
Brokered deposits	287,468	318,861	276,821	276,050	166,073
Total deposits	$4,322,510	$4,194,220	$3,977,031	$3,788,277	$3,298,276

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$46,433	$66,380	$76,327	$63,399	$46,600
Overnight FHLB advances (1)	59,300	59,800	190,165	295,730	207,500
Wholesale structured repurchase agreements	—	35,000	35,000	35,000	35,000
Customer repurchase agreements	2,181	3,056	2,084	3,049	2,186
Federal funds purchased	17,010	12,830	26,690	8,670	15,400
Subordinated notes	68,274	68,215	4,782	—	—
Junior subordinated debentures	37,755	37,713	37,670	37,626	37,581
Other borrowings	—	—	32,250	40,161	36,125
Total borrowings	$230,953	$282,994	$404,968	$483,635	$380,392

(1) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 2.39%.

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	For the Quarter Ended
	June 30,	March 31	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$54,181	$52,102	$52,703	$49,831	$40,799
Interest expense	16,168	15,194	13,110	11,517	8,714
Net interest income	38,013	36,908	39,593	38,314	32,085
Provision for loan/lease losses	1,941	2,134	1,611	6,206	2,301
Net interest income after provision for loan/lease losses	$36,072	$34,774	$37,982	$32,108	$29,784

Trust department fees	$2,361	$2,493	$2,216	$2,196	$2,058
Investment advisory and management fees	1,888	1,736	1,657	1,059	1,058
Deposit service fees	1,658	1,554	1,623	1,656	1,610
Gain on sales of residential real estate loans, net	489	369	361	337	102
Gain on sales of government guaranteed portions of loans, net	39	31	—	46	—
Swap fee income	7,891	3,198	7,069	1,110	1,649
Securities losses, net	(52)	—	—	—	—
Earnings on bank-owned life insurance	412	540	341	474	399
Debit card fees	914	792	807	846	844
Correspondent banking fees	172	216	179	195	213
Other	1,293	1,064	1,026	890	979
Total noninterest income	$17,065	$11,993	$15,279	$8,809	$8,912

Salaries and employee benefits	$22,749	$20,879	$19,779	$17,433	$15,804
Occupancy and equipment expense	3,533	3,694	3,367	3,318	3,133
Professional and data processing fees	3,031	2,750	3,577	2,396	2,771
Acquisition costs	—	—	(4)	1,292	414
Post-acquisition compensation, transition and integration costs	708	134	1,427	494	165
FDIC insurance, other insurance and regulatory fees	926	964	1,065	933	840
Loan/lease expense	312	214	624	369	260
Net cost and gains/losses on operations of other real estate	1,182	298	2,477	(50)	(70)
Advertising and marketing	1,037	785	1,122	984	753
Bank service charges	508	483	469	462	466
Correspondent banking expense	206	204	207	205	204
Intangibles amortization	615	532	540	542	305
Other	1,753	1,498	1,760	2,122	1,325
Total noninterest expense	$36,560	$32,435	$36,410	$30,500	$26,370

Net income before taxes	$16,577	$14,332	$16,851	$10,417	$12,326
Federal and state income tax expense	3,073	1,414	3,535	1,608	1,881
Net income	$13,504	$12,918	$13,316	$8,809	$10,445

Basic EPS	$0.86	$0.82	$0.85	$0.56	$0.75
Diluted EPS	$0.85	$0.81	$0.84	$0.55	$0.73

Weighted average common shares outstanding	15,714,588	15,693,345	15,641,401	15,625,123	13,919,565
Weighted average common and common equivalent shares outstanding	15,938,377	15,922,940	15,898,591	15,922,324	14,232,423

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2019	2018
	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$106,283	$80,345
Interest expense	31,362	15,857
Net interest income	74,921	64,488
Provision for loan/lease losses	4,075	4,841
Net interest income after provision for loan/lease losses	$70,846	$59,647

Trust department fees	$4,854	$4,295
Investment advisory and management fees	3,624	2,010
Deposit service fees	3,212	3,142
Gain on sales of residential real estate loans	858	203
Gain on sales of government guaranteed portions of loans	70	358
Swap fee income	11,089	2,608
Securities losses, net	(52)	—
Earnings on bank-owned life insurance	952	817
Debit card fees	1,706	1,610
Correspondent banking fees	388	477
Other	2,357	1,934
Total noninterest income	$29,058	$17,454

Salaries and employee benefits	$43,628	$31,782
Occupancy and equipment expense	7,227	6,198
Professional and data processing fees	5,781	5,479
Acquisition costs	—	506
Post-acquisition compensation, transition and integration costs	842	165
FDIC insurance, other insurance and regulatory fees	1,890	1,597
Loan/lease expense	526	551
Net cost of operation of other real estate	1,480	62
Advertising and marketing	1,822	1,446
Bank service charges	991	907
Correspondent banking expense	410	409
Intangibles amortization	1,147	609
Other	3,251	2,523
Total noninterest expense	$68,995	$52,234

Net income before taxes	$30,909	$24,867
Income tax expense	4,487	3,872
Net income	$26,422	$20,995

Basic EPS	$1.68	$1.51
Diluted EPS	$1.66	$1.48

Weighted average common shares outstanding	15,703,967	13,904,113
Weighted average common and common equivalent shares outstanding	15,930,659	14,219,003

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	15,772,939	15,755,442	15,718,208	15,673,760	13,973,940
Book value per common share (1)	$31.97	$31.00	$30.10	$29.18	$26.45
Tangible book value per common share (2)	$26.02	$24.98	$24.04	$23.46	$23.83
Closing stock price	$34.87	$33.92	$32.09	$40.85	$47.45
Market capitalization	$550,002	$534,425	$504,397	$640,273	$663,063
Market price / book value	109.06%	109.42%	106.61%	139.98%	179.41%
Market price / tangible book value	134.00%	135.77%	133.49%	174.16%	199.10%
Earnings per common share (basic) LTM (3)	$3.10	$2.99	$2.92	$2.79	$2.83
Price earnings ratio LTM (3)	11.25 x	11.34 x	10.98 x	14.64 x	16.77 x
TCE / TA (4)	8.05%	7.92%	7.78%	7.82%	8.18%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Beginning balance	$488,407	$473,138	$457,387	$369,588	$360,428
Net income	13,504	12,918	13,316	8,809	10,445
Other comprehensive income (loss), net of tax	2,243	2,343	1,943	(612)	(1,335)
Common stock cash dividends declared	(942)	(942)	(939)	(938)	(836)
Proceeds from issuance of 1,689,561 shares of common stock, net of costs, as a result of the acquisition of Springfield First Community Bank	—	—	—	80,063	—
Proceeds from issuance of 23,501 shares of common stock, net of costs, as a result of the acquisition of Bates Companies	—	—	1,000	—	—
Other (5)	1,088	950	431	477	886
Ending balance	$504,300	$488,407	$473,138	$457,387	$369,588

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	12.18%	12.26%	10.69%	10.87%	11.23%
Tier 1 risk-based capital ratio	9.87%	9.87%	9.77%	9.83%	10.19%
Tier 1 leverage capital ratio	8.96%	8.90%	8.87%	8.87%	9.22%
Common equity tier 1 ratio	9.04%	9.02%	8.89%	8.92%	9.16%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.06%	1.04%	1.10%	0.75%	1.03%	1.05%	1.04%
Return on average total equity (annualized)	10.84%	10.71%	11.42%	8.08%	11.45%	10.78%	11.64%
Net interest margin	3.25%	3.25%	3.48%	3.46%	3.37%	3.25%	3.43%
Net interest margin (TEY) (Non-GAAP)(7)	3.40%	3.40%	3.63%	3.60%	3.52%	3.40%	3.58%
Efficiency ratio (Non-GAAP) (8)	66.38%	66.33%	66.35%	64.72%	64.32%	66.35%	63.75%
Gross loans and leases / total assets	75.28%	74.99%	75.41%	76.23%	75.84%	75.28%	75.84%
Gross loans and leases / total deposits	90.47%	90.59%	93.86%	96.44%	94.44%	90.47%	94.44%
Effective tax rate	18.54%	9.87%	20.98%	15.44%	15.26%	14.52%	15.57%
Full-time equivalent employees (9)	773	771	755	728	666	773	666

AVERAGE BALANCES
Assets	$5,077,900	$4,968,502	$4,842,232	$4,677,875	$4,053,684	$5,023,201	$4,024,188
Loans/leases	3,839,674	3,759,615	3,699,885	3,612,648	3,077,517	3,799,645	3,048,447
Deposits	4,271,391	4,110,868	3,986,236	3,840,077	3,343,003	4,191,130	3,291,283
Total stockholders’ equity	498,263	482,423	466,271	436,065	365,031	490,343	360,778

(1) Includes accumulated other comprehensive income (loss).

(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.

(3) LTM : Last twelve months.

(4) TCE / TCA : tangible common equity / total tangible assets.  See GAAP to non-GAAP reconciliations.

(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.

(7) TEY : Tax equivalent yield.  See GAAP to Non-GAAP reconciliations.

(8) See GAAP to Non-GAAP reconciliations.

(9) Growth in full-time equivalents due primarily to the merger with Springfield Bancshares, Inc., the acquisition of the Bates Companies and the addition of several new positions created to build scale.

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)

Fed funds sold	$9,690	$56	2.32%	$15,736	$93	2.40%	$18,561	$61	1.32%
Interest-bearing deposits at financial institutions	182,651	1,168	2.56%	155,463	923	2.41%	54,879	228	1.67%
Securities (1)	644,999	6,062	3.77%	660,454	6,096	3.74%	648,276	5,752	3.56%
Restricted investment securities	21,007	290	5.54%	21,285	307	5.85%	21,100	212	4.03%
Loans (1)	3,839,674	48,413	5.06%	3,759,615	46,477	5.01%	3,077,517	36,008	4.69%
Total earning assets (1)	$4,698,021	$55,989	4.78%	$4,612,553	$53,896	4.74%	$3,820,333	$42,261	4.44%

Interest-bearing deposits	$2,461,768	$8,271	1.35%	$2,288,109	$7,174	1.27%	$1,919,406	$4,089	0.85%
Time deposits	1,013,391	5,554	2.20%	1,012,459	5,305	2.12%	665,643	2,439	1.47%
Short-term borrowings	16,145	81	2.01%	14,377	71	2.00%	19,024	63	1.33%
Federal Home Loan Bank advances	76,154	601	3.17%	147,355	1,060	2.92%	174,826	1,019	2.34%
Other borrowings	10,550	92	3.50%	43,701	448	4.16%	67,044	596	3.57%
Subordinated debentures	68,239	993	5.84%	38,637	564	5.92%	—	—	0.00%
Junior subordinated debentures	37,731	576	6.12%	37,686	572	6.16%	37,558	508	5.43%
Total interest-bearing liabilities	$3,683,978	$16,168	1.76%	$3,582,324	$15,194	1.72%	$2,883,501	$8,714	1.21%

Net interest income / spread (1)		$39,821	3.02%		$38,702	3.02%		$33,547	3.23%
Net interest margin (2)			3.25%			3.25%			3.37%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.40%			3.40%			3.52%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.31%			3.31%			3.46%

	For the Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)

Fed funds sold	$12,713	$150	2.38%	$19,132	$118	1.24%
Interest-bearing deposits at financial institutions	169,057	2,091	2.49%	52,205	425	1.64%
Securities (1)	652,727	12,158	3.76%	648,656	11,418	3.55%
Restricted investment securities	21,146	598	5.70%	21,465	446	4.19%
Loans (1)	3,799,645	94,795	5.03%	3,048,447	70,753	4.68%
Total earning assets (1)	$4,655,288	$109,792	4.76%	$3,789,905	$83,160	4.42%

Interest-bearing deposits	$2,374,939	$15,445	1.31%	$1,873,817	$7,109	0.77%
Time deposits	1,012,925	10,859	2.16%	641,152	4,301	1.35%
Short-term borrowings	15,261	152	2.01%	18,148	95	1.06%
Federal Home Loan Bank advances	111,755	1,662	3.00%	205,758	2,215	2.17%
Other borrowings	27,126	539	4.01%	65,862	1,182	3.62%
Subordinated debentures	53,438	1,557	5.88%	—	—	0.00%
Junior subordinated debentures	37,709	1,148	6.14%	37,534	955	5.13%
Total interest-bearing liabilities	$3,633,153	$31,362	1.74%	$2,842,271	$15,857	1.13%

Net interest income / spread (1)		$78,430	3.02%		$67,303	3.29%
Net interest margin (2)			3.25%			3.43%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.40%			3.58%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.30%			3.51%

(1) Includes nontaxable securities and loans.  Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.

(2) See “Select Financial Data - Subsidiaries” for a breakdown of amortization/accretion included in net interest margin for each period presented.

(3) TEY : Tax equivalent yield.  See GAAP to Non-GAAP reconciliations.

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
	(dollars in thousands, except per share data)

ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$41,164	$39,847	$43,077	$37,545	$36,533
Provision charged to expense	1,941	2,134	1,611	6,206	2,301
Loans/leases charged off	(2,152)	(1,059)	(4,967)	(991)	(1,525)
Recoveries on loans/leases previously charged off	151	242	126	317	236
Ending balance	$41,104	$41,164	$39,847	$43,077	$37,545

NONPERFORMING ASSETS
Nonaccrual loans/leases	$13,148	$13,406	$14,260	$23,576	$12,554
Accruing loans/leases past due 90 days or more	58	61	632	1,410	20
Troubled debt restructures - accruing	1,313	3,794	3,659	4,240	1,327
Total nonperforming loans/leases	14,519	17,261	18,551	29,226	13,901
Other real estate owned	8,637	9,110	9,378	12,204	12,750
Other repossessed assets	—	—	8	150	150
Total nonperforming assets	$23,156	$26,371	$27,937	$41,580	$26,801

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.45%	0.52%	0.56%	0.87%	0.65%
Allowance / total loans/leases (1)	1.05%	1.08%	1.07%	1.18%	1.21%
Allowance / nonperforming loans/leases (1)	283.10%	238.48%	214.80%	147.39%	270.09%
Net charge-offs as a % of average loans/leases	0.05%	0.02%	0.13%	0.02%	0.04%

(1) Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminates the allowance and impacts these ratios.

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2019	2019	2018	2019	2018
	(dollars in thousands)
TOTAL ASSETS

Quad City Bank and Trust (1)	$1,637,115	$1,660,374	$1,563,643
m2 Lease Funds, LLC	234,072	231,470	234,566
Cedar Rapids Bank and Trust	1,527,521	1,446,637	1,345,431
Community State Bank - Ankeny	806,704	785,076	712,139
Springfield First Community Bank	671,644	638,542	N/A
Rockford Bank and Trust	523,262	513,045	484,123

TOTAL DEPOSITS

Quad City Bank and Trust (1)	$1,434,467	$1,453,810	$1,283,766
Cedar Rapids Bank and Trust	1,283,151	1,228,232	1,080,685
Community State Bank - Ankeny	705,777	673,231	596,291
Springfield First Community Bank	471,340	445,113	N/A
Rockford Bank and Trust	453,149	433,016	376,240

TOTAL LOANS & LEASES

Quad City Bank and Trust (1)	$1,273,400	$1,238,684	$1,184,879
m2 Lease Funds, LLC	230,676	228,356	233,297
Cedar Rapids Bank and Trust	1,100,823	1,076,166	1,034,057
Community State Bank - Ankeny	597,486	588,021	509,207
Springfield First Community Bank	515,566	491,985	N/A
Rockford Bank and Trust	423,244	404,575	386,649

TOTAL LOANS & LEASES / TOTAL DEPOSITS

Quad City Bank and Trust (1)	89%	85%	92%
Cedar Rapids Bank and Trust	86%	88%	96%
Community State Bank - Ankeny	85%	87%	85%
Springfield First Community Bank	109%	111%	N/A
Rockford Bank and Trust	93%	93%	103%

TOTAL LOANS & LEASES / TOTAL ASSETS

Quad City Bank and Trust (1)	78%	75%	76%
Cedar Rapids Bank and Trust	72%	74%	77%
Community State Bank - Ankeny	74%	75%	72%
Springfield First Community Bank	77%	77%	N/A
Rockford Bank and Trust	81%	79%	80%

ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

Quad City Bank and Trust (1)	1.06%	1.09%	1.12%
m2 Lease Funds, LLC	1.38%	1.39%	1.49%
Cedar Rapids Bank and Trust (2)	1.19%	1.19%	1.28%
Community State Bank - Ankeny (2)	1.09%	1.07%	1.02%
Springfield First Community Bank (2)	0.37%	0.30%	N/A
Rockford Bank and Trust	1.43%	1.74%	1.50%

RETURN ON AVERAGE ASSETS

Quad City Bank and Trust (1)	1.22%	1.19%	1.30%	1.20%	1.33%
Cedar Rapids Bank and Trust	1.95%	1.54%	1.46%	1.75%	1.45%
Community State Bank - Ankeny	1.17%	1.13%	1.27%	1.12%	1.19%
Springfield First Community Bank	1.37%	1.12%	N/A	1.24%	N/A
Rockford Bank and Trust	0.65%	0.46%	0.74%	0.56%	0.68%

NET INTEREST MARGIN PERCENTAGE (3)

Quad City Bank and Trust (1)	3.29%	3.24%	3.45%	3.26%	3.48%
Cedar Rapids Bank and Trust (5)	3.41%	3.41%	3.51%	3.41%	3.60%
Community State Bank - Ankeny (4)	4.08%	4.04%	4.31%	4.06%	4.36%
Springfield First Community Bank (6)	4.10%	4.06%	N/A	4.08%	N/A
Rockford Bank and Trust	2.87%	2.92%	3.13%	2.90%	3.21%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET

Cedar Rapids Bank and Trust	$71	$144	$209	$215	$452
Community State Bank - Ankeny	76	58	382	134	886
Springfield First Community Bank	971	910	N/A	1,881	N/A
QCR Holdings, Inc. (7)	(42)	(43)	(46)	(85)	(94)

(1) Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank.  m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.

(2) Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminates the allowance and impacts this ratio.

(3) Includes nontaxable securities and loans.  Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.

(4) Community State Bank’s net interest margin percentage includes various purchase accounting adjustments.  Excluding those adjustments, net interest margin would have been 4.01% for the quarter ended June 30, 2019, 3.98% for the quarter ended March 31, 2019 and 3.96% for the quarter ended June 30, 2018.

(5) Cedar Rapids Bank and Trust’s net interest margin percentage includes various purchase accounting adjustments.  Excluding those adjustments, net interest margin would have been 3.39% for the quarter ended June 30, 2019, 3.38% for the quarter ended March 31, 2019 and 3.44% for the quarter ended June 30, 2018.

(6) Springfield First Community Bank’s net interest margin percentage includes various purchase accounting adjustments.  Excluding those adjustments, net interest margin would have been 3.39% for the quarter ended June 30, 2019 and 3.32% for the quarter ended March 31, 2019.

(7) Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR HOLDINGS, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	As of
GAAP TO NON-GAAP RECONCILIATIONS	June 30 2019	March 31 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders’ equity (GAAP)	$504,300	$488,407	$473,138	$457,387	$369,588
Less: Intangible assets	93,837	94,790	95,282	89,755	36,561
Tangible common equity (non-GAAP)	$410,463	$393,617	$377,856	$367,632	$333,027

Total assets (GAAP)	$5,194,852	$5,066,662	$4,949,710	$4,792,732	$4,106,883
Less: Intangible assets	93,837	94,790	95,282	89,755	36,561
Tangible assets (non-GAAP)	$5,101,015	$4,971,872	$4,854,428	$4,702,977	$4,070,322

Tangible common equity to tangible assets ratio (non-GAAP)	8.05%	7.92%	7.78%	7.82%	8.18%

	For the Quarter Ended					For the Six Months Ended
ADJUSTED NET INCOME (2)	June 30, 2019	March 31 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Net income (GAAP)	$13,504	$12,918	$13,316	$8,809	$10,445	$26,422	$20,995

Less nonrecurring items (post-tax) (3):
Income:
Securities gains, net	(41)	$—	$—	$—	$—	$(41)	$—
Total nonrecurring income (non-GAAP)	$(41)	$—	$—	$—	$—	$(41)	$—

Expense:
Acquisition costs (4)	—	—	29	1,216	327	—	400
Post-acquisition compensation, transition and integration costs	559	106	1,127	390	130	665	130
Total nonrecurring expense (non-GAAP)	$559	$106	$1,156	$1,606	$457	$665	$530
Adjusted net income (non-GAAP) (2)	$14,104	$13,024	$14,472	$10,415	$10,902	$27,128	$21,525

ADJUSTED EARNINGS PER COMMON SHARE (2)

Adjusted net income (non-GAAP) (from above)	$14,104	$13,024	$14,472	$10,415	$10,902	$27,128	$21,525

Weighted average common shares outstanding	15,714,588	15,693,345	15,641,401	15,625,123	13,919,565	15,703,967	13,904,113
Weighted average common and common equivalent shares outstanding	15,938,377	15,922,940	15,898,591	15,922,324	14,232,423	15,930,659	14,219,003

Adjusted earnings per common share (non-GAAP):
Basic	$0.90	$0.83	$0.93	$0.67	$0.78	$1.73	$1.55
Diluted	$0.88	$0.82	$0.91	$0.65	$0.77	$1.70	$1.51

ADJUSTED RETURN ON AVERAGE ASSETS (2)

Adjusted net income (non-GAAP) (from above)	$14,104	$13,024	$14,472	$10,415	$10,902	$27,128	$21,525

Average Assets	$5,077,900	$4,968,502	$4,842,232	$4,677,875	$4,053,684	$5,023,201	$4,024,188

Adjusted return on average assets (annualized) (non-GAAP)	1.11%	1.05%	1.20%	0.89%	1.08%	1.08%	1.07%

NET INTEREST MARGIN (TEY) (6)

Net interest income (GAAP)	$38,013	$36,908	$39,593	$38,314	$32,085	$74,921	$64,488

Plus: Tax equivalent adjustment (5)	1,808	1,794	1,751	1,548	1,462	3,509	2,815

Net interest income - tax equivalent (Non-GAAP)	$39,821	$38,702	$41,344	$39,862	$33,547	$78,430	$67,303

Less: Acquisition accounting net accretion	1,076	1,069	2,609	1,674	545	2,145	1,244

Adjusted net interest income	$38,745	$37,633	$38,735	$38,188	$33,002	$76,285	$66,059

Average earning assets	$4,698,021	$4,612,553	$4,513,277	$4,387,487	$3,820,333	$4,655,288	$3,789,905

Net interest margin (GAAP)	3.25%	3.25%	3.48%	3.46%	3.37%	3.25%	3.43%
Net interest margin (TEY) (Non-GAAP)	3.40%	3.40%	3.63%	3.60%	3.52%	3.40%	3.58%
Adjusted net interest margin (TEY) (Non-GAAP)	3.31%	3.31%	3.40%	3.45%	3.46%	3.30%	3.51%

EFFICIENCY RATIO (7)

Noninterest expense (GAAP)	$36,560	$32,435	$36,410	$30,500	$26,370	$68,995	$52,234

Net interest income (GAAP)	$38,013	$36,908	$39,593	$38,314	$32,085	$74,921	$64,488
Noninterest income (GAAP)	17,065	11,993	15,279	8,809	8,912	29,058	17,454
Total income	$55,078	$48,901	$54,872	$47,123	$40,997	$103,979	$81,942

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	66.38%	66.33%	66.35%	64.72%	64.32%	66.35%	63.75%

(1) This ratio is a non-GAAP financial measure.  The Company’s management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity.  In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders’ equity and total assets, which are the most directly comparable GAAP financial measures.

(2) Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets are non-GAAP financial measures.  The Company’s management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.

(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21%.

(4) Acquisition costs were analyzed individually for deductibility.  Presented amounts are tax-effected accordingly.

(5) Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21%.

(6) Net interest margin (TEY) is a non-GAAP financial measure.  The Company’s management utilizes this measurement to take into account the tax benefit associated with certain loans and securities.  It is also standard industry practice to measure net interest margin using tax-equivalent measures.   In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.  In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it’s difficult to provide a more realistic run-rate for future periods.

(7) Efficiency ratio is a non-GAAP measure.  The Company’s management utilizes this ratio to compare to industry peers.  The ratio is used to calculate overhead as a percentage of revenue.  In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.